Exhibit 99.1

MCEWEN MINING: STOCK EXPLORATION UPDATE

Mineralization Continues Much Deeper

TORONTO, Sept 4, 2019 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to report positive exploration drill results (see Table 1) from its 100% owned Stock Property, part of the Black Fox Complex, near Timmins, Ontario, Canada (see Figure 1). Assay results have been received for 27 holes drilled along a 3 km (1.9 mile) trend that hosts the historical Stock Mine and Stock East deposit.

Highlights:

•	A high-grade drill intersection of 18.0 g/t Au over 9.1 m, including 120 g/t Au over 1.3 m was encountered 250 m below the deepest intersection from exploration in 2018, and 650 m below the deepest workings in the Stock Mine, reinforcing our belief that the gold system remains strong and open with potential to extend mineralization below the mine workings (see Figure 2).

•	Intersections to the East and West of the Stock Mine, including 10.9 g/t Au over 5 m, suggest potential for new mineralized zones along strike of the deposits.

•	Drilling is continuing at depth and along strike during the remainder of the year, and additional results are expected to be release in Q4.

Table 1 – Selected Drill Results from Stock Property

HOLE-ID	From (m)	To (m)	Core Length (m)	Estimated True Width (m)	Gold Grade (g/t)	Area
S19-95	972.00	983.00	11.00	9.13	17.96	Deep
Including	974.40	976.00	1.60	1.33	119.98
Including	974.40	975.00	0.60	0.50	311.00
S19-90	349.65	353.15	3.50	ND	4.23	West
Including	349.65	351.70	2.05	ND	5.72
SEZ19-14	55.50	57.00	1.50	1.36	9.94	East
Including	55.50	55.95	0.45	0.41	23.90
SEZ19-15	169.00	174.50	5.50	5.00	10.94	East
Including	173.00	174.50	1.50	1.36	28.63

Stock Deep

Exploration drilling by MUX in 2018 and 2019 below the workings of the Stock Mine is testing the potential for the mineralized system to extend deeper. Production ceased in 2004 at a relatively shallow depth of only 330 m (1,080 ft), and overall produced 137,000 ounces of gold at an average grade of 5.4 g/t. The latest intersection in hole S19-95 is the deepest drilled to date and encountered a very encouraging high-grade result.

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In 2018, hole S18-31 intersected multiple intervals of mineralization up to a depth of 750 m (2,460 ft) below surface under the mine workings. The best intersections from hole S18-31 include:

5.58 g/t Au over 3.3 m, including 14.8 g/t Au over 1.0 m; and

7.01 g/t Au over 3.8 m, Including 30.1 g/t Au over 0.8 m; and

3.76 g/t Au over 4.0 m.

During Q2 2019, hole S19-95 intersected mineralization 250 m (820 ft) below the positive results intersected in 2018 in hole S18-31, and 950 m below surface.  Multiple zones of alteration and mineralization were observes, including visible gold. The best interval received from this hole is 18.0 g/t Au over 9.1 m, including 120 g/t Au over 1.3 m, including 311 g/t Au over 0.5 m. This high-grade intersection and other mineralization intersected in holes S19-95 and S18-31 have reinforced our belief that the gold-hosting system remains open with high potential at depth. Significant depth potential well beyond 1,000 m (3,280 ft) is a characteristic of geologically similar deposits elsewhere in Canada as illustrated in Figure 3.

Assay results are pending from wedge hole S19-97W, which was drilled to follow-up on the positive assays from S19-95. Visually positive mineralized intervals were observed over 49 m, including local occurrences of visible gold, assays are pending for these portions. Drilling is in progress on additional holes.

Stock West

Drilling also took place 1.1 km (0.7 miles) along strike to the West of the Stock Mine and intersected encouraging alteration and mineralization in hole S19-90, which returned at 4.2 g/t Au over 3.5 m, including 5.7 g/t Au over 2.1 m (core length). This intersection is near two historical drill intersections, which returned 23.0 g/t Au over 1.5 m and 14.5 g/t Au over 3 m, suggesting a potentially new zone of mineralization (a mineralized ‘shoot’) may occur in this area.

Assays are pending from a follow up hole S19-98, which was drilled to intersect mineralization beneath S19-90. Visible gold was noted in multiple quartz veinlets within the silicified zones of a highly altered ultramafic volcanic.

Stock East

Drilling in early 2018 initially focused on Stock East, a shallow target that is located 700 m (2,300 ft) from the Stock Mill. Successful drilling at Stock East quickly led to the definition of an initial Indicated and Inferred resource estimate of 1,490 kt @ 1.25 g/t Au for 60 koz Au and 1,997 kt @ 1.39 g/t for 90 koz Au, respectively. The initial resource assumed an open pit mining scenario at Stock East, however recent drilling has encountered higher-grade mineralization, such as in hole SEZ19-15 that returned 10.9 g/t Au over 5 m. This new mineralization correlates with positive drill intersections from 2018, such as 4.7 g/t over 2 m, including 14 g/t over 0.4 m; and 31.8 g/t over 0.4 m.

Property and Geologic Information

The Stock Property is the site of McEwen’s Stock Mill, which currently processes ore from the Black Fox Mine. Previously the mill processed ore from the historical underground Stock Mine that was in intermittent production from the early 1980s until 2004.

Known mineralization occurs along the Destor Porcupine Fault Zone (DPFZ), which crosses the property from West to East over a strike length of approximately 8 km. A significant NE-SW trending fault (the Nighthawk Fault) intersects the DPFZ near the Stock Mine making the area a prime structural setting for gold mineralization.

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Gold mineralization at Stock consists of disseminated sulfides (mostly pyrite) and quartz-carbonate stockwork and breccia, hosted in sericite-silica-albite and fuchsite altered mafic and ultramafic volcanic rocks, and in highly siliceous and albite-rich dykes.

Figure 1: Stock Mine Trend Plan View

Figure 2: Stock Mine Trend Longitudinal Section

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Figure 3: Illustration of Other Mines in Similar Geological Settings

Complete assay results from the latest drilling on the Stock Property: http://mcewenmining.com/files/doc_news/archive/20190900_stock_pr/20190900_stock_composites_cog_1.xlsx

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina. McEwen’s goal is to create a profitable gold and silver producer focused in the Americas.

McEwen has approximately 362 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 22% of the shares.

TECHNICAL INFORMATION

Technical information pertaining to geology and exploration contained in this news release has been prepared under the supervision of Ken Tylee, P.Geo. Mr. Tylee is a "qualified person" within the meaning of NI 43-101.

Black Fox Complex drilling (including the Stock Property) was conducted by Major Drilling and Norex Drilling and supervised by McEwen’s Geology Department. All exploration drill core samples at the Stock Property were submitted as 1/2 core. Analyses reported herein were usually performed by the fire assay method by the independent laboratories:  ALS Laboratories (ISO 9001/IEC17025 certified) and AGAT Labs (ISO 9001/IEC17025 certified).  On occasion, a screen metallic fire assay technique is used to determine coarse and fine gold in samples and utilises a larger volume of the sample.  The plus fraction is fire assayed for gold and a duplicate assay is performed on the minus fraction. Size fraction weights, coarse and fine fraction gold content and total gold content are reported.  McEwen’s quality control program includes systematic insertion of blanks, standard reference material and duplicates to ensure laboratory accuracy.

To determine the lengths of significant mineralized intervals, the following composite criteria was established: a minimum reportable interval length of 3 m was determined by establishing a cut-off grade of 1 g/t gold. A consecutive maximum length of 3 m of internal waste, including sub cut-off grade material, is allowed and incorporated into the reported composites.  Where an interval of less than 3 m is considered, if the grade x length calculation is greater than 3, it may be reported. There is no top cutting or capping of assays.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:
Investor Relations: (866)-441-0690 Toll Free (647)-258-0395 Christina McCarthy ext. 390 Mihaela Iancu ext. 320 info@mcewenmining.com

Website: www.mcewenmining.com

Facebook: facebook.com/mcewenmining

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